EXHIBIT 99.1

TiVo Corporation 2160 Gold Street San Jose, CA 95002

TiVo Plans to Separate into Two Independent Companies
Separation Intended to Unlock Shareholder Value and Increase Flexibility in Pursuing
Growing Market Opportunities

SAN JOSE, Calif. - May 9, 2019 - TiVo Corporation (NASDAQ: TIVO) today reported that the Company’s Board has unanimously approved a plan to separate its Product and IP Licensing businesses.

Based upon an extensive review of strategic alternatives, TiVo’s Board of Directors decided that separating its Product and IP Licensing businesses is believed to be the best strategy to maximize shareholder value. Accordingly, TiVo intends to spin out its Product business to shareholders. Throughout the separation process, the Board of Directors will continue to be open to strategic transactions for each business that could create additional stockholder value and is actively engaged in discussions with parties interested in each of the businesses.

“In the rapidly evolving market landscape we now operate in, we have determined that our Product and IP Licensing businesses will be better positioned as standalone separate entities,” said Raghu Rau, Interim President and Chief Executive Officer. “Operating independently, these two businesses will have increased flexibility to pursue new and growing market opportunities. We believe this separation is the best way to maximize shareholder value, while also enhancing the possibility of value-creating strategic transactions.”

TiVo believes the separation of its Products and IP Licensing and business will benefit shareholders for the following reasons:

TiVo’s Product business - Consisting of our Platform Solutions and Software and Services businesses. TiVo offers a suite of component technologies that can be integrated into any of our customers’ internally developed platforms or deployed as an integrated TiVo solution for video service providers or retail markets. As of December 31, 2018, there were an estimated 23 million households worldwide utilizing our Platform Solutions. For the full year 2018, our Product segment generated $401 million in revenue, with a large component of recurring revenue.

For content creators, service providers and consumers, TiVo provides a trusted neutral platform to connect audiences to content and monetize transactions. In addition to offering innovative and market leading solutions to our customers, the keys to the Product business success are scale, trust and neutrality. By separating from our IP Licensing business, we believe that our Product business can pursue a customer-first strategy without the encumbrances or complexity of being tied to an IP Licensing business. We expect that operating independently will open our Product business up to greater receptivity from service providers, content providers and device manufacturers, as well as potential customers in new markets. In particular, as an independent Product oriented company, we believe we can better drive market adoption of our next generation products and develop additional innovative solutions for our customers. TiVo’s Product business is at an exciting time in its transformation, particularly with several new product and business model launches later this year that will enable us to increase footprint, create a new content network and develop increased monetizable opportunities through advertising. Along with our established portfolio of market leading technologies and solutions, these new offerings will be foundational to the long-term growth and profitability of our product business.

TiVo’s IP Licensing business - Our expansive and highly valuable Rovi and TiVo patent portfolios encompass approximately 5,500 issued patents and pending applications worldwide. Hundreds of millions of consumers have access to our innovations through license agreements with leading video providers around the world.  Our licensees include traditional and new media video providers across Pay-TV, OTT, Mobile, Consumer Electronics and Social Media markets. For the full year 2018, IP Licensing revenue was $295 million, with a high percentage of this recurring revenue.

We believe the announced separation will enable our IP Licensing business to pursue a broader horizontal licensing strategy and capitalize on emerging growth opportunities. The ability to pursue an independent strategy going-forward will allow the IP Licensing business the freedom to focus on innovating around the new frontiers of video entertainment and communications which are developing beyond our traditional footprint and help to usher in the next phase of the consumer video experience. As video consumption continues to shift beyond traditional Pay TV into internet, social media and mobile domains, we believe it is important that the IP Licensing business can diversify beyond traditional video content discovery and recording domains, into new consumer applications and functionalities. The separation will enable the IP business to strategically reinvest in its own business, not only to solidify its strong, existing foundation, but also to appropriately pursue new long-term growth opportunities. We also expect that operating independently will provide the IP Licensing business enhanced operational flexibility and the freedom to pursue opportunities in new markets and geographies.

Transaction details:

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The separation is subject to the satisfaction of customary closing conditions, including, among others, obtaining final approval from the TiVo Board of Directors, receipt of tax opinions, and the effectiveness of an applicable registration statement with the Securities and Exchange Commission.

▪	We will provide greater details including the relationship between the Product and IP Licensing businesses and corporate brand identities for each business as we get closer to the spin-off date.

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Full management teams and boards for both companies will be named in the months leading up to the launch of the two companies. We anticipate having those teams in place for each business before separation.

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We expect to complete this transaction in the first half of 2020 through a tax-free spinoff of the Product business to our shareholders and will be actively pursuing a ruling from the IRS that the spin-off will be tax-free.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About TiVo Corporation

TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. These statements relate to, among other things, the planned separation of TiVo’s Product and IP Licensing businesses, the value creation associated with the separation and stand-alone businesses, the future operating results of the stand-alone businesses, market acceptance of and future business opportunities for the stand-alone businesses, conditions to the separation of the businesses, the tax-free nature of the separation, the timely establishment of management teams and boards of directors of each of the stand-alone companies, the expected relationship of the two businesses post-separation, and the anticipated timing of the separation. These forward-looking statements are based on TiVo’s current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company, all of which are subject to risks and uncertainties that could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Such statements involve Factors that may cause actual results to differ materially include delays, whether inside or outside the Company’s control, in the Company’s planned separation of its Product and IP Licensing businesses, failure to satisfy the conditions to the separation of the businesses, failure to timely establish management teams and boards of directors of each of the stand-alone companies, delays in development, the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered, as well as the other potential factors described under "Risk Factors" included in Annual Report on Form 10-K for the year ended December 31, 2018 and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Relations                    Press Relations
Debi Palmer                        Lerin O'Neill
TiVo Corporation                     TiVo Corporation
+1 818-295-6651                        +1 408-562-8455
debi.palmer@tivo.com                    lerin.oneill@tivo.com